                                  Form 8-K/A
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT
    Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

                                August 21, 1998
               Date of Report (Date or earliest event reported):

                 ADAMS OUTDOOR ADVERTISING LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)

         MINNESOTA                     333-3338                  41-1540241
 (State or other jurisdiction     Commission File No.         (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                               ----------------

                        ADAMS OUTDOOR ADVERTISING, INC.
            (Exact name of registrant as specified in its charter)

         MINNESOTA                   333-3338-01                 41-1540245
 (State or other jurisdiction     Commission File No.         (I.R.S. Employer
of incorporation or organization)                            Identification No.)

--------------------------------------------------------------------------------
1380 West Paces Ferry Road, N.W.                (404) 233-1366
Suite 170, South Wing                           (Registrant's telephone number,
Atlanta, GA  30327                              including area code)
(Address of principal executive offices)
--------------------------------------------------------------------------------

ITEM 4.    CHANGE IN REGISTRANT'S ACCOUNTANTS

(a) The Registrant has dismissed KPMG Peat Marwick LLP as independent accountants as of August 21, 1998. The decision to change accountants was recommended by the board of directors. KPMG Peat Marwick LLP's reports on the Registrant's financial statements for the past two fiscal years have neither contained an adverse opinion, a disclaimer of opinion, nor a qualification or modification as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years preceding the dismissal and through August 21, 1998 there were not any disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. A letter regarding change in certifying accountants is attached as Exhibit 16.

(b) The Registrant engaged Arthur Andersen LLP as its new independent accountants as of August 21, 1998. During the two most recent fiscal years and through August 21, 1998 the Registrant (or someone on its behalf) has not consulted with Arthur Andersen LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (2) any matter that was either the subject matter of a disagreement or a reportable event.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     A.  EXHIBITS

         Exhibit 16 Letter re change certifying accountants

                                  SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 21, 1998                  ADAMS OUTDOOR ADVERTISING, L.P.
                                        /s/ Abe Levine
                                        Chief Financial Officer



                                       3